Exhibit 16                                  EDGAR EXHIBIT EX-99.B16

WESTON PORTFOLIOS
New Century Capital Portfolio;
New Century I Portfolio

SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
1.    Standard Total Return (Average Annual Total Return)
                              n
                        P (1 + T) = ERV
      From Inception to 10/31/95

      New Century Capital
            P     =     1,000
            T     =     11.14%
            n     =     6.75
            ERV   =     $2,040.45

      New Century I

            P     =     1,000
            T     =     9.42%
            n     =     6.75
            ERV   =     $1,835.71